UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 10, 2009

CRM Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32705	n/a
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box HM 2062, Hamilton, Bermuda,		HM HX
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-295-2185

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 10, 2009, CRM Holdings, Ltd. (the "Company") a received a Nasdaq Staff Deficiency Letter indicating that the Company fails to comply with the minimum bid price requirement for continued listing on the NASDAQ Global Select Market as set forth in Marketplace Rule 5450(a)(1). The letter gives the Company notice that the bid price of its common shares has closed under $1.00 for the last 30 consecutive business days. The notification does not result in the immediate delisting of the Company’s common shares from the NASDAQ Global Select Market.

In accordance with Marketplace Rule 5810(c)(3)(A), the Company has until May 10, 2010 to regain compliance with the minimum closing bid price requirement. To regain compliance, the closing bid price of the Company's common shares must meet or exceed $1.00 per share for at least ten consecutive business days. The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5450(a)(1) if at any time before May 10, 2010, the bid price of the Company's common shares closes at $1.00 per share or more for a minimum of 10 consecutive business days.

If the Company does not regain compliance by May 10, 2010, Nasdaq will provide written notification to the Company that the Company’s common shares will be delisted. At that time, the Company may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, the Company may apply to transfer the listing of its common shares to the NASDAQ Capital Market if it satisfies all criteria for initial listing on the NASDAQ Capital Market, other than compliance with the minimum bid price requirement. If such application to the NASDAQ Capital Market is approved, then the Company may be eligible for an additional grace period.

The Company is considering actions that it may take in response to this notification in order to regain compliance with the continued listing requirements.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release announcing its receipt of the notice from Nasdaq described herein. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

99.1 - News Release of CRM Holdings, Ltd. dated November 11, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd.

November 11, 2009	By:	/s/ James J. Scardino

Name: James J. Scardino
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release of CRM Holdings, Ltd. dated November 11, 2009